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Exhibit 23.10

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statement (Form S-4 Nos. 333-122262) and related Prospectus of Noble Energy, Inc. of our report dated January 18, 2005, with respect to the financial statements of Atlantic Methanol Production Company, LLC included in Noble Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004 and filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading Experts in such Registration Statement.

/s/ UHY Mann Frankfort Stein & Lipp CPAs, LLP
UHY Mann Frankfort Stein & Lipp CPAs, LLP

April 8, 2005
Houston, Texas

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  Exhibit 23.10
Consent of Independent Registered Public Accounting Firm